UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 10, 2014, we filed a certificate of amendment with the Nevada Secretary of State to change our corporate name from “Manas Petroleum Corporation” to “MNP Petroleum Corporation”, to be effective January 20, 2014.

The name change is expected to become effective with the TSX Venture Exchange at the opening for trading on January 20, 2014 and become effective with the OTC Markets at the opening for trading on January 21, 2014. Our stock symbols (TSXV: MNP for common stock and MNP.WT for warrants; OTCQB: MNAP) are expected to remain the same.

Our CUSIP numbers are expected to be changed as follows:

Common Stock	55315B 109

Warrants	55315B 117
Maturity:	05/06/2014

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment dated effective January 20, 2014

99.1	Press release dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Peter-Mark Vogel
Peter-Mark Vogel
Chief Financial Officer, Treasurer and Secretary
Date: January 14, 2014